As filed with the Securities and Exchange Commission on February 7, 2000

                           Registration No. 333-96821

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  AMENDMENT # 1

                                   TO THE FORM

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INFO-QUOTE SERVICE, INC.

                 (Name of Small Business Issuer in its charter)



               Nevada                                  5399                             86-0885492

      (State or Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
            organization)              Classification Code                         Identification No.)
                                       Number)

       2915 West Charleston Boulevard, Suite # 7 Las Vegas, Nevada 89102;

                                 (702) 383-6520

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              Neil J. Beller, LTD.

          2345 Red Rock Street, Las Vegas, Nevada 89102; (702) 368-7767

           (Name, address, and telephone number of agent for service)

           Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

    / X /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act. [ ] __________________.

   If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] __________________.

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] _________________.

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                         CALCULATION OF REGISTRATION FEE

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

      Title of each class of          Amount to be          Proposed maximum       Proposed maximum       Amount of
    securities to be registered        registered          offering price per         aggregate         registration
                                          (1)                    share              offering price           fee
                                       (1)

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

       Common stock, $.001              312,500                   $0.32               $100,000.00           $26.40

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

    Common stock, $.001                 9,000,000                 $0.32               $2,880,000           $736.32
               (2)

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

               Total                    9,312,500                 $0.32               $2,980,000           $762.72

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

(1) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.

(2) Represents common stock to be registered on behalf of the President, Kelly Charles












                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                            INFO-QUOTE SERVICE, INC.

                                    9,109,375

                                  Common Stock

                         Offering Price $0.32 per share

Info-Quote Service, Inc., a Nevada corporation ("Company"), is hereby offering up to 109,375 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.32 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for Info-Quote . In addition, Info-Quote is registering 9,000,000 outstanding shares on behalf of the holder of such common stock. All costs incurred in the registration of these shares are being borne by Info-Quote Service, Inc. No underwriter or broker/dealer has been retained by Info-Quote, Inc. Service to assist in the sale of the shares. All shares sold will be offered by the Officers and Directors of Info-Quote Service, Inc.

The shares will become tradeable on the effective date of this prospectus. The selling securityholder will receive the proceeds from the sale of his shares and Info-Quote will not receive any of the proceeds from such sales. The selling securityholder, directly or through agents, dealers or representatives to be designated from time to time, may sell his shares on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The selling securityholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of his shares being offered for sale.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").



                                    Price To           Underwriting      Proceeds to Issuer
                                   Public (1)          Discounts and

                                                        Commission

          Per Share                  $0.32                  -0-                $0.32

           Minimum                 $35,000.00               -0-              $35,000.00



           Maximum                $100,000.00               -0-             $100,000.00


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       Subject to Completion, Dated ________________, 2000

This offering involves a significant degree of risk and prospective investors need to read the section called "Risk Factors" which begins on page 6.

We have also registered the sale of 9,000,000 shares of our common stock owned by our President, Mr Kelly Charles.

We must sell a minimum of 109,375 units within 240 days from the effective date of this Registration. Amounts received will be deposited in our bank account and will not be available to us until the minimum amount of $35,000 is received

These securities will be offered in a self under written offering by one of our officers and directors namely Mr. Kelly Charles, our President, Secretary and Director.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any repre sentation to the contrary is a criminal offense.

(1) A minimum of 109,375 shares and a maximum of 312,500 shares may be sold on a "bestefforts" basis. All proceeds from this offering will be held in the the bank account of Info-Quote until the minimum amount has been received.

(2) The Net Proceeds to Info-Quote Service, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."


                                Table of Contents

     ====================================================================================== ================

     Prospectus Summary                                                                            9

     Risk Factors                                                                                 12
                Limited experience of management
                Limited prior operating experience                                                12
                Dependence on internet/marketing experience                                       12
                Influence of other eternal factors                                                12
                Regulatory factors                                                                12
                Competition                                                                       12
                Use of Proceeds  not specific                                                     12
                Lack of diversification                                                           13
                Non cumulative voting                                                             13
                Absence of cash dividends                                                         13
                Conflicts of interest                                                             13
                Our independent auditor has expressed doubt about our
                        ability to continue as a going concern                                    13
                Investment valuation determined by board                                          13
                Additional financing may be required                                              13
                Purchase by affiliates                                                            14
                No assurance shares will be sold                                                  14
                Arbitrary offering price                                                          14
                "Best efforts" offering                                                           14
                A public market may not develop                                                   14
                Shares eligible for future sale                                                   14

     Use of Proceeds                                                                              14

     Determination of Offering Price                                                              15

     Dilution                                                                                     16

     Plan of Distribution                                                                         17

     Legal Proceedings                                                                            19

     Directors, Executive Officers, Promoters, and

          Control Persons                                                                         19

     Security Ownership of Certain Beneficial Owners

          and Management                                                                          21

     Description of Securities                                                                    21

     Interest of Named Experts and Counsel                                                        22

     Disclosure of Commission Position on Indemnification

          For Securities Act Liabilities                                                          22

     Organization Within the Last Five Years                                                      23

     Description of Business                                                                      23

     Management's Discussion and Analysis of Financial

          Conditions and Results of Operation                                                     25

     Description of Property                                                                      27

     Certain Relationships and Related Transactions                                               27

     Market for Common Equity and Related Stockholder Matters                                     27

     Executive Compensation                                                                       28

     Financial Statements                                                                         28

     Changes in and Disagreements with Accountants of Accounting Matters                          28


INITIAL PUBLIC OFFERING PROSPECTUS

                        9,109,375 SHARES OF COMMON STOCK

Info-Quote Service Inc. was formed to offer travel packages, and products to individuals through its internet web-site at www.InfoQuoteService.com. Info-Quote will also offer products that can be used while on vacation or to go on vacation with such as luggage and sporting equipment through an area called the Travel Village.

There will also be a chat area for consumers to discuss the Travel packages they have participated in as well as discussing experiences while on vacation. Info-Quote will strive to be the next full service one stop travel center on the internet.

This is our initial public offering. We anticipate that the initial public offering price will be .32 per share. We are also registering for sale 9,000,000 shares on behalf of our Presdent, Mr. Kelly Charles

No market currently exists for our shares and there is no guarantee that a market will ever develop.


THE OFFERING AND INFOQUOTE, INC.'S SECURITIES


                                                     Minimum Sold                           Maximum Sold

Securities Being Offered                                109,375                                312,500

Shares Outstanding Before the Offering                 9,000,000                              9,000,000

Shares Outstanding After the Offering                  9,109,375                              9,312,500

o We intend to use our proceeds:

               to conduct market research and commence our market strategy,

               to further develop our web-site,

               to help establish strategic partnerships

               to establish a financial reporting system, for general corporate and working capital.

The Offering. Shares of Info-Quote Service, Inc. will be offered at $0.32 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $1000.00. If all the Shares offered are sold, the net proceeds to the Company will be $35,000. See "Use of Proceeds." This balance will be used as working capital for Info-Quote Service, Inc..


Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of Info-Quote Service, Inc. for the year ended December 31, 1999. The selected financial data has been derived from the audited consolidated financial statements and notes thereto of Info-Quote Service, Inc. which is included elsewhere in this prospectus. As of this date there has been limited activity in Info-Quote .

Risk Factors

An investment in Info-Quote involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the internet marketing industry. Also, certain potential conflicts of interest arise due to the relationship of Info-Quote to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

The president and 100% shareholder is attempting to sell all of his shares.

The president and 100% shareholder Mr. Kelly Charles is registering all of his shares for sale. If a trading market ever is developed and Mr. Charles registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling securityholder could have an adverse effect upon the public market for the common stock, should one develop.

We may depend upon suppliers with whom we have no contracts, who could compete against us and who could increase the prices for their goods and services.

We will attempt to secure contracts travel suppliers, sporting goods suppliers, rental car agencies, and luggage distributors. Any or all of these entities may refuse to enter into written contracts with us to supply goods and services. Without a contract, we have no assurance that the goods and services provided or fees charged to us by these suppliers will remain constant. In the event we cannot obtain a contract with a supplier, we will need to determine whether it is in our best interest to continue the business relationship without a contract or to seek another supplier. If we do not have a contract with a supplier, we will attempt to establish relationships with as many suppliers in the same industry as possible in order to protect us against a particular supplier's price increases or termination of its relationship with us. We cannot assure you that our suppliers will not: compete directly with us; enter into exclusive arrangements with our competitors; or stop selling their products or components to us at commercially reasonable prices, or at all.

Limited experience of management

The management has limited experience in relation to the internet and computer industry. There is no guarantee that management will have the ability to be successful in starting and managing an onging business. Because of the lack of experience of management there is a possibility you may lose your entire investment. In addition, all decisions with respect to the management of Info-Quote will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect Info-Quote . The success of Info-Quote , to a large extent, will depend on the quality of the directors and officers Info-Quote can attract. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management to the officers and directors of Info-Quote. At present Info-Quote does not have ley man life insurance. If a catastrophic event were to occur to either officer or director of Info-Quote it will have an adverse effect on it's business.

Limited prior operations.

The Company has no revenues from its operations, and has no assets. There can be no assurance that Info-Quote will generate significant revenues in the future; and there can be no assurance that Info-Quote will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, Info-Quote 's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Dependence on the internet/marketing industries

The Company's business is influenced by the rate of use and expansion in the internet/marketing industries. Although this industry has been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may have an adverse effect on the revenues of Info-Quote and could cause you to lose your entire investment

Influence of other external factors.

Info-Quote is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by Info-Quote will result in commercially profitable business. The marketability will be affected by numerous factors beyond the control of Info-Quote . These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of Info-Quote would have an adverse effect on our business. When consumers have less disposable income they tend to purchase less and travel less and for a shorter period of time. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Info-Quote, not receiving an adequate return on invested capital and not generate any revenues therefore causing the possibility of you losing your entire investment.

Regulatory factors.

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.

Competition.

Info-Quote may experience substantial competition in its efforts to locate and attract clients. Many competitors in the industry such as Travelocity.com, and Expedia.com , have greater experience, resources, and managerial capabilities than Info-Quote and may be in a better position than Info-Quote to obtain access to attractive clientele. In light of the larger competitors and the greater resources which gives them the ability to provide marketing, personnel and obtain constant contracts with suppliers there is a possibility that it will have an adverse effect on the business of Info-Quote. There is no guarantee that Info-Quote can obtain the necessary clients in order to sustain operations.

Use of proceeds not specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of diversification.

The size of Info-Quote makes it unlikely that Info-Quote will be able to commit its funds to diversify the business until it has a proven track record, and Info-Quote may not be able to achieve the same level of diversification as larger entities engaged in this type of business. Relying on one main focus of business could cause Info-Quote to cease operations if it cannot attain a suffincient client base.

Non cumulative voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of Info-Quote , and the minority shareholders will not be able to elect a representative to Info-Quote 's board of directors.

Absence of cash dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Info-Quote , and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of interest.

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of Info-Quote. As a result, certain conflicts of interest may exist between Info-Quote. and its officers and/or directors which may not be susceptible to resolution.

Mr. Charles is currently the President and owner of Swan Consulting dba. providing general business consulting to businesses in the Las Vegas area. Initially, Mr. Charles will spend approximately 50% of his time on the business of Info-Quote Service, Inc. until which time it will be financially feasible to devote 100% of his time to the business of Info-Quote service, Inc.

Mr. De Joya, the Chief Ifnancial Officer, Treasure and Director is a partner with the accounting firm LL Baradford of Las Vegas and is the financial operations principal for Delmar Financial a Las Vegas based broker dealer licensed for private placements and real estate syndication. Arthur is involved as the CFO andTreasurer and will be responsible for preparing all financial records and all funds in the treasury on an as needed basin depending on the amount of accounting management that is needed.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Info-Quote. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Info-Quote., any proposed investments for its evaluation.

Our independent auditor has expressed doubts about our ability to continue as a going concern

We are a Development Stage Company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Our plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Notes to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Investment valuation determined by the board of directors.

Info-Quote 's Board of Directors is responsible for valuation of Info-Quote 's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of Info-Quote 's investments. Info-Quote 's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which Info-Quote may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional financing may be required

Even if all of the 312,500 Shares offered to the public are sold, the funds available to Info-Quote may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by Info-Quote for expansion; and, if not available, Info-Quote may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for Info-Quote to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in Info-Quote. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. Info-Quote does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the minimum amount.

No assurance shares will be sold.

The 312,500 Shares being offered to the public are to be offered directly by Info-Quote , and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary offering price.

The offering price of the Shares bears no relation to book value, assets or earnings. They have been arbitrarily determined by the officers of Info-Quote . There can be no assurance that the Shares will maintain values commensurate with the offering price. See "Determination of Offering Price."

"Best efforts" offering

The Shares are offered by Info-Quote Service, Inc. on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. All proceeds from the offering will be available for use as soon as funds are received In the event that the minimum of $35,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days.

A public market may not develop for Info-Quote's common stock

         A public trading market for the Info-Quote's common stock may not develop or if developed may not be sustained. Furthermore, if for any reason the common stock is not listed on the OTC Bulletin Board maintained by Nasdaq or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

Shares eligible for future sale

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of Info-Quote Service, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                 USE OF PROCEEDS

Following the issuance of the minimum of 109,375 Shares or a maximum of 312,500 of common stock offered for sale by Info-Quote to the public, this will represent net proceeds to Info-Quote of approximately $20,050 (after deducting certain expenses of this offering) and $85,500 maximum. These proceeds will be used to provide capital for the further development of the web-site, allow Info-Quote to develop strategic alliances and provide working capital and manage liquidity needs.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):


                  ------------------------------- ---------------- --------------- --------------

                         Use of Proceeds              Amount          Percent         Percent

                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Transfer Agent Fee                  $1,000           2.85%           .01%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Printing Costs                      $1,000           2.85%           .01%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Legal Fees                          $10,000          28.57%           10%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Accounting Fees                     $2,500           7.14%            10%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Web Site Development                 $10,000        28.57%           2.5%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Working Capital                     $10,500           30%            85.5%
                  ------------------------------- ---------------- --------------- --------------
                  ------------------------------- ---------------- --------------- --------------

                  Total                               $35,000           100%           100%
                  ------------------------------- ---------------- --------------- --------------


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes are allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Each person desiring to be issued Shares must complete, execute, acknowledge, and deliver to the Company the subscription agreement documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in Info-Quote and will be otherwise bound by the articles of incorporation and the bylaws of Info-Quote in the form attached to this Prospectus.

Opportunity to make inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Info-Quote Service, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Info-Quote Service, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by the Info-Quote, such a subscriber will be considered a shareholder in Info-Quote Service Inc.

Promptly upon receipt of subscription documents by Info-Quote Service, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Info-Quote Service, Inc. Info-Quote Service, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Info-Quote Service, Inc., or such other reasons other as Info-Quote Service, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon Info-Quote 's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION

Our net tangible book value as of December 31, 1999 was $416.00 or .00005 per share. Our net Tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of tangible assets and dividing by the amount of shares outstanding before the offering.

The adjusted pro forma book net tangible book value after this offering will be $0.0092 based on an assumed initial public offering price of $0.32 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0.319 cents per share or over 99.6% of their investment. The following table illustrates dilution:



Assumed initial public offering price per share.............................................   $0.32


Net tangible book value per share as of December 31, 1999............................          $0.00005


Increase in net tangible book value per share attributable to new investors............        $0.00915


Pro forma net tangible book value per share after this offering..........................      $0.0092


Dilution per share to new investors.........................................................   $0.319


The following table presents the following data as of December 31, 1999 and assumes an offering price of $0.32 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.



                                             Shares of

                                              Common         Consideration                     Average Price
                                               Stock                                            Per Share

                                                                            Acquired Amount Percent

Existing shareholders....................                 9,000,00         $3,000            .03%              $.001

New Investors............................                      312,500       $100,000            97%               $.32
                                                               -------       --------            ---               ----

Totals......................................                          9,312,50       103,000             100%              100%


                              PLAN OF DISTRIBUTION

The shares of common stock covered by this Offering are being offered directly by our President Kelly Charles. We have not employed the services of an underwriter to market the shares.

We will market the shares to individuals generally known to Info-Quote primarily in the state of Nevada. A prospective subscriber will receive by mail an effective SB-2 and will be contacted by telephone or in person after the prospective investor has had the opportunity to review the prospectus.

Info-Quote namely its President will offer a minimum of 109,375 and a maximum of 312,500 Shares of its common stock, par value $.001 per Share to the public on a "Best Efforts" basis. The minimum purchase required of an investor is $1,000.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to Info-Quote will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, to Mr. Charles directly or indirectly by Info-Quote in relation to this offering. Our President will not sell any shares registered by him in this offering until the minimum amount of 109,375 shares are sold. After the minimum amount of shares are sold Mr. Charles may elect to sell his shares. At that time, if conducted in a private transaction, Info-Quote will inform prospective investors that he or she may be purchasing our Prresident's shares and that the proceeds may not go directly to Info-Qote.

Arthur De Joya is the Chief Financial Officer and Treasurer and also is the financial operations principal for Del Mar Financial, a Las Vegas based broker/dealer licensed to conduct private placements and real estate syndications. Del Mar Financial will not be participating in this offering.

These securities are offered by Info-Quote subject to prior sale and to approval of certain legal matters by counsel.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to Info-Quote a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Info-Quote. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be deemed, a shareholder of Info-Quote Service, Inc

Promptly upon receipt of subscription documents by Info-Quote, it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Info-Quote. Info-Quote may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Info-Quote, or such other reasons other as Info-Quote determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Info-Quote or its competitors, variations in Info-Quote 's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. Info-Quote 's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell Info-Quote 's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for Info-Quote 's Shares.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS

                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Info-Quote are set forth below. There are no other persons which can be classified as a controlling person of Info-Quote .

Kelly Charles- President

Kelly Charles, Age 35, is in charge of negotiating contracts with travel agencies, travel wholesalers and retail outlets.

Prior to being elected President and Chairman of Info-Quote Service, Inc., Kelly acted in the capacity of business consultant to Group IMS from August 1997 to August 1999 and was the Chief Financial Officer, Secretary/Treasurer and Member of the Board of Directors of Temple Summit Financial Projects Inc. from September of 1994 to November of 1998. Temple Summit Financial Projects Inc. is a development-stage mining company located in Las Vegas, Nevada.

Before becoming involved with Temple Summit Financial Projects, Inc. Kelly was a United States Marine serving as a Marine Embassy Guard in Berne, Switzerland. Kelly graduated with a bachelor of Science in Business Administration with a major in Managerial Finance from the University of Nevada, Las Vegas in 1994.

Arthur de Joya- Treasurer, Chief Financial Officer, Director

Arthur is in charge of all financial record keeping and financial statement preparation. Arthur is also in charge of all Treasurer duties for Info-Quote .

Arthur is the newest member of the management team. Arthur brings credentials of a CPA designation and has been employed with LL Bradford CPAs of Las Vegas, Nevada. Prior to LL Bradford Arthur was an accountant at the big 6 accounting firm of KPMG Peat Marwick.

Mr. De Joya received his B.S./B.A. from the University of Nevada, Las Vegas and is a Certified Public Accountant licensed in the State of California and Nevada. He is a member of the American Institute of Certified Public Accountants, and Nevada Society of Certified Public Accountants. Mr. de Joya also serves as a financial operations principal for Delmar Financial. Delmar Financial is a Las Vegas based broker/dealer licensed to conduct private placements and real estate syndications.

Lance Bradford, CPA -  Director

Lance Bradford is the managing partner for L.L. Bradford & Company, which he founded in 1991. Previously, Mr. Bradford's experience was with Ernst & Young in the Reno/Sacramento area.

Mr. Bradford serves as a director for Sunderland Corp. a publicly traded mortgage company that trades on the OTC Bulletin Board under the symbol DLMA and several non-profit organizations.

He received a B.S. in B.A. from the University of Nevada, Reno and is a Certified Public Accountant licensed in the State of Nevada.

He is a member of the Nevada Society of Certified Public Accountants and American Institute of Certified Public Accountants.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

 .The following table sets forth, as of December 31, 2000 the outstanding Shares of common stock of Info-Quote owned of record or beneficially by each person who owned of record, or was known by Info-Quote to own beneficially, more than 5% of Info-Quote 's Common Stock, and the name and share holdings of each officer and director and all officers an directors as a group:

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
    Title of       Name and Address of Beneficial Owner     Amount and Nature of     Percent of      Percent of Class
     Class                                                    Beneficial Owner      Class before      After Offering
                                                                                      Offering

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                               Kelly Charles

Common                       87 Sea Holly Way                     9,000,000             100%               98.7%
                           Henderson, NV. 89014
---------------- ------------------------------------------ ---------------------- ---------------- -------------------

                             SELLING SECURITYHOLDERS

Info-Quote is registering for offer and sale shares of its common stock held by it's President, Kelly Char;es. The selling securityholder may offer his shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and the "Selling Securityholder May sell his shares only after the minimum amount of 109,375 shares sold has been reached."

Subsequent to the effective date of this prospectus, Info-Quote intends to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for Info-Quote 's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

All of the shares registered herein will become tradeable on the effective date of this prospectus.

The following table sets forth the beneficial ownership of the shares held by each person who is the selling securityholder.

                                                                        Percent      Percent
                                                                        of Class     of Class

Title of Class      Name and Address of      Amount of Shares to be      before      before
                     Beneficial Owner              Registered           Offering     Offering

                      Kelly Charles
                     87 Sea Holly Way

Common             Henderson, NV. 89014             9,000,000              100%           0%

In the event the selling securityholder receives payment for the sale of his shares, Info-Quote will not receive any of the proceeds from such sales. Info-Quote is bearing all expenses in connection with the registration of the shares for the selling securityholder.

The shares owned by the selling securityholder are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Info-Quote has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit Info-Quote to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Info-Quote ; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of Info-Quote ; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Info-Quote , attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Info-Quote do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Info-Quote 's directors.

Dividends.

The Company does not currently intend to pay cash dividends. Info-Quote 's proposed dividend policy is to make distributions of its revenues to its stockholders when Info-Quote 's Board of Directors deems such distributions appropriate. Because Info-Quote does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Info-Quote .

A distribution of revenues will be made only when, in the judgment of Info-Quote 's Board of Directors, it is in the best interest of Info-Quote 's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 312,500 is sold, Info-Quote 's authorized but unissued capital stock will consist of 90,687,500 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Info-Quote by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Nevada Agency and Trust Company of Reno, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Info-Quote will have personal liability to Info-Quote or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Info-Quote or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Info-Quote in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Info-Quote if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Info-Quote are accountable to Info-Quote as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Info-Quote . In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Info-Quote in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Info-Quote .

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

INFO-QUOTE

History and Organization

Info-Quote Service, Inc., formerly known as Group IMS, (the "Company") was organized as a Nevada corporation in August 1997. In August 1999 the name was changed to Info-Quote Service, Inc.. As a result of the reorganization, Cort W. Christie, president of Group IMS, resigned, and the board of directors elected Mr. Kelly Charles as the President and Chairman of the Board of Directors. Mr. Charles had been acting as a consultant to Group IMS since it's inception in August of 1997. As of this date, Group IMS had not been a successful operation and had not been able to move forward with the plan of business. There has been no revenues and limited operations as of this date. Its principal office is currently located at 2915 West Charleston Boulevard, Suite # 7, Las Vegas, Nevada 89102. The telephone number is (702) 383-6520. The fax number is (702) 870-7358.

THE BUSINESS

Info-Quote Service, Inc. was initially incorporated in August 1997 by Cort W. Christie as Group IMS in an attempt to provide internet access and service to the city of Las Vegas, Nevada. Mr. Christie continually attempted to formulate capital by meeting with certain parties claiming they could raise capital for operations, purchasing equipment and hiring personnel. Mr. Christie. after many attempts eventually abandoned his plan of business in August 1999 because of the inability to procure the capital needed. Mr. Christie did not devote 100% of his time to the former company. Mr. Charles who is now the President of the reorganized company named Info-Quote Service, Inc., consulted Mr. Christie concerning general business maters while he was employed by Temple Summit Financial Projects as the Secretary/Treasurer a development stage minerals extraction company publicly traded on the OTC Bulletin Board under the symbol TSFP. Mr. Charles was paid 9,000,000 shares of common stock at a per share price of $0.001 for his fees of $9,000 accrued from August 1997 to August 1999 in preformance of consulting services to Mr. Christie. In august 1999 the shares were issued to the current President when Mr. Charles took control of Group IMS and changed it's name to Info-Quote Service, Inc.

As a result of Mr. Charles being elected President the focus of the company was changed to market travel packages, provide an online retail store, display travel specials, and provide a forum for users to correspond with each other on message boards. It is now the goal of Info-Quote Service, Inc. to provide this service in a way that the Internet has never seen before. We realize that there are other competitors in the same field. Info-Quote Service, Inc. has a distinct advantage in this area because we will offer a one stop shop where customers can purchase travel packages, purchase the items needed while on vacation such as clothing , sporting equipment and will still have a travel agent to contact should anything go wrong.

Travel Packages

Info-Quote Service, Inc. plans to market this program to travel agencies throughout the United States. It will allow each travel agency to post travel packages that are being offered through their individual offices. This program will allow each prospective travel agency to gain nationwide and world-wide exposure. Using this type of travel package will allow the travel package purchaser an opportunity to deal with a real person on the other end. While on any type of vacation the purchaser will be able to contact a travel agent should there be any problem. Info-Quote Service, Inc. will take a yearly fee from each travel agent that signs up for the program.

Travel Village

The travel village will be just that. It will host a number of different products that will be needed while on a vacation. Info-Quote Service, Inc. will establish relationships with retail outlets that carry the types of products needed. The products that will be featured are sporting goods, from golf clubs to ski equipment. The travel village will also feature other retail products such as clothing and luggage needed for a vacation. Info-Quote Service, Inc. will also receive a fee from every item sold through the travel store.

Travel Chat

Travel chat is going to be an online chat forum for people to ask questions about different travel packages as well as chat about items or travel packages purchased in the past. The travel chat forum will afford Info-Quote Service, Inc. direct feedback from customers and will allow us to improve in areas where needed.

Internet and E-commerce Marketing

The Internet has become the latest, hottest, fastest growing medium for communication and advertising. Current estimates are that the Internet is growing at a rate of 20% percent a month, and that there are currently over 60 million Internet users worldwide. Over 40% of all US households are estimated to now have a PC, with up to 30% of those owners using the Internet on a regular basis. The Internet's pace of growth accelerates each month. It is spreading faster than cable television, VCRs, cellular phones, and fax machines --- faster than any telecommunication product in history. Current projections indicate that by the year 2000, 187 million host computers will be connected to an Internet constituting 4.1 million networks dispersed around the globe.

Info-Quote Service, Inc. plans to capitalize and effectively use the ever-growing internet e-commerce to reach consumers where traditional marketing has missed. Info-Quote Service, Inc. plans to create a travel village that will provide a listing of all Info-Quote Service, Inc. travel agency network members. The user simply picks the travel agency of choice and the location, phone number, and contact name will appear on screen. Again, it's as simple as point-and-click!

Advertising and E-Commerce

An important strategy to Info-Quote 's overall growth includes advertising and e-commerce revenues, which Info-Quote believes are increasingly important to its growth and success. Info-Quote will actively seek to establish a wide variety of relationships with advertising and e-commerce partners in order to grow and diversify its businesses revenues and to provide consumers accessing the Info-Quote Service, Inc. web-site access to a broad selection of competitively priced, easy-to-order travel packages, products and services. Info-Quote will offer its prospective partners a variety of customized programs, which may include guaranteed numbers of impressions (internet traffic hits) and select sponsorship of particular online areas for a designated time period. As merchants recognize the value in reaching the Company's large internet traffic through its internet web-sites, Info-Quote Service, Inc. will have the ability to earn additional revenues by offering selected merchants exclusive rights to market particular goods or services within Info-Quote 's internet web-site. Info-Quote Service, Inc. will provide its internet e-commerce partners certain marketing and promotional opportunities and in return seek cash payments, in the form of yearly fees, the opportunity for revenue sharing, competitive pricing and online conveniences for internet users. Info-Quote will seek to offer these relationships across the United States and abroad.

Market

Offering electronic commerce is a key to increasing Web site traffic. According to a 1998 study by Media Metrix, Inc. and Internet Profiles Corp. it was found that sites which sold products or services via the Web last year grew the fastest, with unique visits and individual page views shooting up 500%. The study found that the average Web site now receives 250,000 page requests per 130% growth. Another study by Media Metrix also shows the rapid growth of Internet commerce reaching over $1 Trillion in 2002.

Competition

As it stands today, Info-Quote Service, Inc. offers a unique service by providing that a one stop travel store. For instance, there are web sites that offer online shopping, yet there are no web sites that offer all areas of travel accessories to cover every part of one's vacation plans. There are web sites that allow users to book travel plans such as Expedia .com and Travelocity .com, yet there are no web sites that provide users with discounted booking in all areas of travel and from numerous suppliers. There are web sites for travel agencies, yet there are no travel agency search engines that locate agencies in a specific city for a specific user and provide incentives to both the agency and the traveler for using it. Likewise there are web sites for suppliers yet there are no web sites that are proactively promoting, decreasing costs, and moving market share for an ever-expanding list of suppliers.

Info-Quote was formed to market travel packages, provide an online retail store, display travel specials, and provide a forum for users to correspond with each other on message boards. It is our goal to provide this service in a way that the Internet has never seen before. We realize that there are other competitors in the same field. Info-Quote Service, Inc. has a distinct advantage in this area because we will offer a one stop shop where customers can purchase travel packages, purchase the items needed while on vacation such as clothing , sporting equipment and will still have a travel agent to contact should anything go wrong.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Info-Quote , for the year ended December 31, 2000. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Info-Quote appearing elsewhere in this Prospectus.

OVERVIEW

Info-Quote Service, Inc., formerly known as Group IMS feels it is in a unique position to offer a service not currently being offered in the manner proposed by Info-Quote Service, Inc., Inc. We feel that our online travel store, travel village and travel chat areas will bring together a sort of one stop shop for the general public who is wishing to purchase a travel package. Each customer will receive the discount of using the internet and also personal service from the travel agent they purchase the travel package from.

The travel store will allow the prospective customer to shop for items needed while on vacation.

The travel chat area will allow Info-Quote Service, Inc. to receive valuable feedback concerning the services being offered.

The travel agent will also gain exposure to a larger audience because of the increase in internet traffic.

RESULTS OF OPERATIONS:

Limited Operations

Info-Quote reported a loss of $8,546 as of the year ended December 31, 1999. Our earnings per share was a loss of ($0.050). Info-Quote Service, Inc. has only had limited operations and has had no revenues through December 31, 1999 since it's incorporation as Group IMS in August 1997. As of the year ended December 31, 1999 Info_quote as been successful at locating a web design company that will be designing the web-site for Info-Quote. Info-Quote will contract the services of Info-Access of las Vegas, Nevada to design the complete web-site.

Capital and Liquidity

The current President Mr. Kelly Charles is currently responsible for the daily expenses of Info-Quote which are minimal at this point because of limited activity. Mr. Charles' primary contribution to Info-Quote has been through the use of computer and office related equipment valued at $5,500.

Management believes that cash generated from operations is not sufficient to provide for its capital requirements for at least the next 12 months. Info-Quote may seek additional equity financing in the early part of 2001 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $3 million and no more than $5 million.

Info-Quote Service and it's management expects to secure the minimum offering amount of $35,000 within the first 120 days of the effective date of this offering without having to exercise the additional 120 day extension.

During the year ended December 31, 2000, there were no cash flows from operating activities.

Info-Quote Service, Inc. had no assets other than the assets provided by our President and does not appear to have sufficient working capital because of the reliance on the President of the Corporation for funds.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of Info-Quote .

MARKET SUMMARY

The focus and purpose is to create an effective presence on the internet through a structured program, designed to be all encompassing for the internet that will create more visitors to the web-site..

Info-Quote Service, Inc., is a company dedicated to assisting both travel agents and consumers and through e-commerce expanding its presence through a blend of traditional marketing and internet e-commerce marketing. In addition Info-Quote will expand services to include advertising and e-commerce. The web-site will establish an all encompassing place where travel agents can advertise their travel packages, vendors can market their retail goods and consumers can find discounted travel packages as well as the items needed while on a vacation.

                                PLAN OF OPERATION

As of the year ended December 31, 1999 Info-Quote as been successful at locating a web design company that will be designing the web-site for Info-Quote. Info-Quote will contract the services of Info-Access of Las Vegas, Nevada to host and design the complete web-site. The URL of www.infoquoteservice.com has been reserved for use by Info Access in anticipation of building the web-site. The goal over the next 12 months is to first have the web-site completed and in working order. While the web-site is being built Info-Quote will be contacting travel agents, travel suppliers and retail suppliers in preparation for sales to begin.

After suppliers are in place and the web-site is operational, Info-Quote will start marketing Info-Quote and it's web-site by using banner sharing, allowing other travel suppliers to advertise on our web-site, purchasing opt in e-mail lists from information providers and paying for placement in web search engines. Info-Quote expects the first initial revenues to come through advertising by travel suppliers. Info-Quote expects this to occur by the summer of 2000.

We expect to search for a reputable Investment Banking firm by the year ending December 31, 2000 to assist us with finding additional capital of at least $3,000,000 to further assist our development.

                             DESCRIPTION OF PROPERTY

The Company currently owns the following property in connection with its operations:

     (a) Info-Quote currently utilizes computers and equipment owned by Mr. Charles, the President valued at $5,500 and plans to purchase more equipment with the proceeds of this offering. Currently Mr. Charles operates Info-Quote Service, Inc out of his personal residence of 87 Sea Holly Way, Henderson, NV 89014.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The current President Mr. Kelly Charles is currently responsible for the daily expenses of Info-Quote which are minimal at this point because of limited activity to include. Mr. Charles' primary contribution to Info-Quote has been through the use of computer and office related equipment valued at $5,500.

There were 9,000,000 shares issued to the President at the time the President took control of Info-Quote . The shares were issued at a price of par value $0.001 for $9,000 in consulting fees accrued since August 1997 to the former company when it was known as Group IMS.

Mr. Charles is also the President of Swan Consulting dba. providing business consultation to small businesses in southern Nevada. Mr. Charles will continue to remain a bussiness consultant until at which time Info-Quote is fully funded and can support employees.
                            MARKET FOR COMMON EQUITY

                        AND RELATED STOCKHOLDER MATTERS.

(a)  Market Information. Info-Quote 's Shares are not traded.

(b) Holders of Common Equity. As of December 31, 1999, there was 1 shareholder of record of Info-Quote 's common stock.

(c) Dividends. Info-Quote has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Info-Quote 's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a) No officer or director of Info-Quote Service, Inc. is receiving any remuneration at this time.
(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.
(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.
 .

                              FINANCIAL STATEMENTS


      Set forth below are the audited financial statements for the Company for the period ended March 31, 2000. The following financial statements are attached to this report and filed as a part thereof.

                            INFO-QUOTE SERVICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999



       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF DECEMBER 31, 1999

       PAGE      3 - STATEMENT OF OPERATIONS FOR THE PERIOD
                     APRIL 22, 1997 (INCEPTION) TO
                     DECEMBER 31, 1999

       PAGE      4 - STATEMENT OF CHANGES IN STOCKHOLDER'S
                     EQUITY FOR THE PERIOD FROM APRIL 22, 1997
                     (INCEPTION) TO DECEMBER 31, 1999

       PAGE      5 - STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                     APRIL 22, 1997 (INCEPTION) TO DECEMBER
                     31, 1999

       PAGES  6 -8 - NOTES TO FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1999

                              INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Info-Quote Service, Inc. (Company) as of December 31, 1999 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the year then ended December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying f inancial statements have been prepared assuming that the company will continue as a going concern. The company has no operations to date and little or no tangible assets. This is further explained in Note 4.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

                                  Clyde Bailey

                           Certified Public Accountant

San Antonio, Texas
January 23, 2000

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                                  Balance Sheet

                             As of December 31, 1999


 ASSETS                                                               $
 Current Assets:                                                      $-
 Total Current Assets                                                 $-

 Fixed Assets

 Office Equipment                              5,500

 Total Other Assets                                                   $5,500
 Total Assets                                                         $5,500

 LIABILITIES

 Current Liabilities
 Accounts Payable                              1,100
 Total Current Liabilities                                            $1,100
 Total Liabilities                                                    $1,100

 STOCKHOLDERS' EQUITY

 Common Stock                                                         $9,000
      100,000,000 authorized shares, par value $.001
      9,000,000 shares issued and outstanding
 Additional Paid in Capital                                           $5,500
 Accumulated Deficit                                                  (10,100)

 Total Equity                                                         $4,400
 Total Liabilities and Equity                                         $5,500
                                                                      =============

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                             Statement of Operations


                                                                   For the Year Ended          From Inception
                                                                      December 31               -December 31

                                                                  1998            1999              1999
  Revenues                                                   $                 $              $
  Total Revenues
  Consulting Expenses                                           4,100            3,000        $ 10,100
                                                             ---------------- -------------- -------------------
  Total Expenses                                                4,100            3,000        $ 10,100
                                                             ---------------- -------------- -------------------
  Net Loss from Operations                                     (4,100)          (3,000)        (10,100)
  Income Tax Benefit                                                0                0               0
  Net Income (Loss)                                            (4,100)          (3,000)        (10,100)
                                                             ================ ============== ===================
  Basic and Diluted Earnings per Common Share                $ (0.004)            NIL          $(0.001)

 Weighted Average number of Common Shares used in per         936,000              -            936,000
  share calculations
                                                             ================ ============== ===================

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                             As of December 31, 1999

                                                                 $.001 Par       Paid - in     Accumulated    Stockholders'
                                                   Shares          Value          Capital        Deficit          Equity
Balance January 1, 1998                              -               -              -           $ (3,000)      $ (3,000)
Net Income (Loss)                                    -               -              -           $ (3,000)      $ (3,000)
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1998                                                                       $ (6,000)       $ (6,000)

Stock Issuance                                 9,000,000         9,000                                             9,000
Office Equipment                                                                  5,500                            5,500
Net Income (Loss)                                                                                 (4,100)         (4,100)
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1999                      9,000,000        $9,000          $ 5,500         $ (10,100)        $4,400
                                               =============== =============== ============== ============== ================

                            Info-Quote Service, Inc.

                        (A Development Stage Enterprise)

                             Statement of Cash Flows

                                                                          For the Year Ended      From Inception to
                                                                              December 31            December 31,
                                                                           1999         1998             1999
Cash Flows from Operating Activities

Net Income (Loss)                                                      $   (4,100)    $  (3,000)      $ (10,100)
Changes in Operating Assets and Liabilities:
     Accounts Payable                                                  $   (4,900)    $   3,000       $  (1,100)
     Consulting Expense                                                                                  (9,000)

Total Adjustments                                                      $   (9,000)    $  -0-          $ (10,100)
Net Cash Used in Operating Activities                                       -             -                 -
Cash Flows from Investing Activities
     Fixed Assets                                                                                           -
Net Cash used in Investing Activities                                       -             -                 -
Cash Flows from Financing Activities:
     Common Stock
Net Cash Used in Financing Activities                                       -             -                -
Net Increase in Cash                                                        -             -                -
Cash Balance, Begin Period                                                  -             -                -
Cash Balance, End Period                                               $    -         $   -        $       -
                                                                       ============= ============ ===================

Supplementary Disclosures:

Cash paid for interest                                $    0
Cash paid for income taxes                            $    0
Noncash transaction - Stock issues for payable        $9,000
Noncash transaction - Office Equipment                $5,500

Info-Quote Service, Inc.

                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization

Info-Quote Serivice, Inc. ("the Company") was incorporated under the laws of the State of Nevada on August 8, 1997 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and with 3,000,000 shares issued and outstanding as of December 31, 1999. On December 13, 1999, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Corporation Commission to change the name of the Company from Group IMS, Inc. to Info-Quote Service, Inc. and to increase the authorized capital stock to 100,000,000. The Company has been inactive since inception and has no operating revenues or expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Fixed Assets

Office equipment valued at $5,500 was contributed to the company in December 1999. No depreciation was recorded in 1999, but will be depreciated over a five year period starting in 2000

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                            Info-Quote Service, Inc.

                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

     In December of 1999, a total of 9,000,000 shares of stock were issued for consulting services as settlement of a payable to the principal officer. A total of $3,000 per year had been accrued in 1997, 1998, and 1999. The shares were valued at par value ($.001) for a total of $9,000.

                            Info-Quote Service, Inc.

                          Notes to Financial Statements

Note 3  -  Related Parties

The  Organization  has  no  significant   related  party   transactions   and/or
relationships any individuals or entities.

Note 4  -  Going Concern

The company has no operations to date, has no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utitlizing the cash basis of accounting for tax purposes and the accural basis for financial reporting purposes. Deffered taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expenses recorded in the financial statements that is not deductible for tax purposes and differences int he depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:


                                          1999            1998            From
                                                                         Inception

Total Deferred Tax Assets               $   615         $  450         $ 1,515
Less: Valuation Allowances                 (615)          (450)         (1,515)
        Net Deferred Tax Asset                -               -             -
Total Deferred Tax Liabilities                -               -
        Net Deferred Tax Liability            -               -
        Less Current Portion                  -               -

        Long Term Portion               $     -         $     -         $

Note 6 - Subsequent Events

The company is in the process of filing a Form SB2 Registration Statement with the Securities and Exchange Commission. The Form SB2 describes an offering of 312,500 shares of stock at $.32 per share for a total proposed maximum aggregate offering price of $100,000. The funds will be used for expenses and working capital.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

Info-Quote recently issued 9,000,000 shares of restricted stock to the current shareholders. Mr. Charles was issued 9,000,000 shares for acting in the capacity of business consultant since the inception of Group IMS for a total value of $9,000.00 in fees accrued over a 2 year period at a share price equal to par value of 0.001 per share.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.


      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. .

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 13, 2000

                           Info-Quote Service, Inc.


                           By:/s/ Kelly Charles
                                  Kelly Charles
                                  President

                            Special Power of Attorney

The undersigned constitute and appoint Kelly Charles their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:



 Signature                                       Title                       Date
 /s/ Kelly Charles                               President, Chief            January 18, 2000
       Kelly Charles                             Executive, Director
                                                 Secretary

 /s/ Arthur DeJoya                               Chief Financial Officer,    January 12, 2000
       Arthur DeJoya                             Treasurer
                                                 Director

 /s/ Lance Bradford                              Director                    January 10, 2000
       Lance Bradford


                          EXHIBIT INDEX


Exhibit                     Description                   Method of
Number                                                    Filing
3.1       Articles of Incorporation                       See Below

3.2       Certificate of Amendment of Articles of         See Below
          Incorporation Changing Name filed with the
          Nevada Secretary of State on December 31,
              1999

3.3       Bylaws                                          See Below

5.1       Opinion Re: Legality                            See Below

11.1      Statement of Computation of Earnings            See Below

13.1      10Q Unaudited for the period 01/01/00
          through 03/31/00

23.1      Consent of Counsel                              See Below

23.2      Consent of Accountant                           See Below

27.1      Financial Data Schedule                         See Below
